Exhibit 10.2

Bonanza Oil & Gas, Inc.
3417 Mercer, Suite E
Houston, Texas  77027

December 2, 2009

Kenneth Orr, CEO
Triumph Small Cap Fund, Inc.

Re:           Bonanza Oil & Gas, Inc. (the “Company”)

Gentlemen:

The Company hereby acknowledges that Triumph Small Cap Fund, Inc. (“TSC”) has acquired 14% secured promissory note in the principal amount of $750,000 (the “14% Note”) and (ii) a convertible promissory note in the principal amount of $750,000 issued on May 2008 (the “May 2008 Note” and collectively with the 14% Note, the “Notes”) from Samuel Weiss.

The Company and TSC hereby agree that the 14% Note shall be amended and restated to incorporate the following provision:

The Lender shall have the right from time to time to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock at the conversion price (the “Conversion Price”) determined as provided herein (a “Conversion”); provided, however, that in no event shall the Lender be entitled to convert any portion of this Note in excess of 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder.  The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion.  The term “Conversion Amount” means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) accrued and unpaid interest, if any.  The Conversion Price is the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein). The “Variable Conversion Price” shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the “Conversion Date”). “Trading Price” means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the “OTCBB”) as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Notes and the Borrower or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Applicable Percentage” shall mean 50.0%. The “Fixed Conversion Price” shall mean $0.005.

The Company and TSC hereby agree that Section 1.2 of the May 2008 Note shall be amended and restated as follows:

1.2 Conversion Price.  The Conversion Price is the lesser of (i) the Variable Conversion Price (as defined herein) and (ii) the Fixed Conversion Price (as defined herein). The “Variable Conversion Price” shall mean the Applicable Percentage (as defined herein) multiplied by the Market Price (as defined herein). “Market Price” means the average of the lowest three (3) Trading Prices (as defined below) for the Common Stock during the twenty (20) Trading Day period ending one Trading Day prior to the date the Conversion Notice is sent by the Holder to the Borrower via facsimile (the “Conversion Date”). “Trading Price” means, for any security as of any date, the intraday trading price on the Over-the-Counter Bulletin Board (the “OTCBB”) as reported by a reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority in interest of the Notes and the Borrower or, if the OTCBB is not the principal trading market for such security, the intraday trading price of such security on the principal securities exchange or trading market where such security is listed or traded or, if no intraday trading price of such security is available in any of the foregoing manners, the average of the intraday trading prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on such date in the manner provided above, the Trading Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Notes being converted for which the calculation of the Trading Price is required in order to determine the Conversion Price of such Notes. “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded. “Applicable Percentage” shall mean 50.0%. The “Fixed Conversion Price” shall mean $0.005.

TSC acknowledges that the Company presently does not have an adequate amount of authorized and available shares of common stock to convert all amounts owed under the Notes.  The Company is presently in the process of increasing its authorized shares of common stock to 1,500,000,000 shares of common stock (the “Increase”).  As such, in the event that the Company does not have an adequate number of shares of common stock, TSC shall refrain from converting the Notes until the Increase has been implemented.  The parties further acknowledge that the holder of the Notes is not an affiliate of the Company and TSC represents that it is not an affiliate of the Company.  As a result, the shares of common stock issued upon conversion of the Notes (the “Conversion Shares”) will be eligible to resold under Rule 144 as the Conversion Shares holding period will tack to the initial date of issuance of the Notes.  Accordingly, the Company, upon conversion of the Notes and receipt of the standard representation letters from TSC, will direct the transfer agent to issue the Conversion Shares without the standard “33 Act” restrictive legend.

Further, the Company hereby represents and warrants that it has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, all shares of common stock available enabling the Company to issue the Conversion Shares.  Upon increasing the authorized shares of common stock to 1,500,000,000, the Company shall reserve a sufficient number of shares of common stock for the purpose of enabling the Company to issue the Conversion Shares.

This letter agreement may be executed in one or more counterparts.  We hereby request that you execute this letter agreement below acknowledging and agreeing to the terms set forth herein.

Sincerely,

Bonanza Oil & Gas, Inc.

By:	/s/ William Wiseman
Name: William Wiseman
Title: CEO

AGREED AND ACKNOWLEDGED:

Triumph Small Cap Fund, Inc.

By: /s/Kenneth Orr
Name: Kenneth Orr
Title: CEO

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